EXHIBT 10.2

AMENDED AND RESTATED EXCHANGE RIGHTS AGREEMENT

THIS AMENDED AND RESTATED EXCHANGE RIGHTS AGREEMENT (the “Agreement”) is made on November 14, 2022.

AMONG:

TPCO HOLDING CORP., a corporation organized under the laws of the Province of British Columbia (“Parent”)

and

COAST L ACQUISITION CORP., a corporation organized under the laws of the State of Delaware (“Exchangeco”)

and

JULIAN MICHALOWSKI, as the representative of the Exchangeable Shareholders (the “Equityholders’ Representative”)

WHEREAS, Parent, Exchangeco and Equityholders’ Representative (collectively, the “Exchange Parties”) and certain other Persons are parties to a Unit Purchase Agreement, dated as of October 1, 2021 (the “Purchase Agreement”), and in connection therewith, the Exchange Parties entered into an Exchange Rights Agreement dated as of October 1, 2021 (the “Original Exchange Agreement”);

WHEREAS, the Exchange Parties and the other parties to the Purchase Agreement have agree to terminate the Purchase Agreement and the Exchange Parties, Coastal Holding Company, LLC (“Coastal”) and certain other Persons have entered into a Merger Agreement, of even date herewith (the “Merger Agreement”), pursuant to which, upon the Closing of the merger transactions contemplated thereby, all of the issued and outstanding units of Coastal shall be exchanged for common shares of Exchangeco (the “Exchangeable  Shares”) to be issued to the persons (the “Exchangeable Shareholders”) and in the respective amounts listed on Schedule A (the “Closing”);

WHEREAS, pursuant to the terms of the Merger Agreement, Exchangeco has authorized, reserved and set aside the Exchangeable Shares on the date hereof for the benefit of the Coastal Unitholders, to be issued at the Closing;

WHEREAS, the parties intend the transactions contemplated by the Merger Agreement to qualify as a “reorganization” within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, in furtherance of the transactions contemplated by the Merger Agreement, the Exchange Parties desire to amend and restate the Original Exchange Agreement in its entirety as set forth herein, to provide for the terms and provisions upon which the Exchangeable Shareholders will from time to time after the Closing be exchanged for shares of common stock of Parent.

NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements contained herein and in the Merger Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Parties hereby agree as follows:

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ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1. Defined Terms. In this Agreement, each term capitalized herein and not otherwise defined herein shall have the meaning ascribed thereto in Merger Agreement.

1.2. Definitions. In this Agreement, the following terms shall have the following meanings:

“Affiliate” has the meaning ascribed thereto in the Business Corporations Act (British Columbia), as amended, but the holders of Exchangeable Shares that are parties to this Agreement shall not be deemed to be Affiliates of Parent or Exchangeco.

“Agreement” has the meaning ascribed thereto in the Recitals.

“Automatic Exchange Rights” means the benefit to each Exchangeable Shareholder of the obligation of Parent to effect the automatic exchange of Exchangeable Shares for the Exchangeable Share Consideration (including Parent Shares) pursuant to Section 2.7.

“Code” means the Internal Revenue Code of 1986, as amended.

“Control Transaction” means any of the following:

(1)

any person or group of persons acting jointly or in concert (within the meaning of Section 1.9 of National Instrument 62-104 – Take-Over Bids and Issuer Bids) (“NI 62-104”) acquires, directly or indirectly, control (as defined in NI 62-104) of Parent or Exchangeco;

(2)

the shareholders of Parent or Exchangeco shall have approved a merger, consolidation, recapitalization or reorganization of Parent or Exchangeco, or, if shareholder approval is not sought or obtained, any such transaction shall have been consummated, in either case other than any such transaction which would result in at least 50% of the total voting power represented by the voting securities of the resulting entity outstanding immediately after such transaction being beneficially owned by holders of outstanding voting securities of Parent or Exchangeco immediately prior to the transaction, with the voting power of each such continuing holder relative to such other continuing holders being not altered substantially in the transaction; or

(3)

the shareholders of Parent or Exchangeco shall approve an agreement for the sale or disposition by Parent or Exchangeco of all or substantially all of Parent’s or Exchangeco consolidated assets, except for the transfer of assets to a subsidiary of Parent.

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“Eligible Shares” has the meaning ascribed thereto in Section 2.1.

“Exchange” means Parent’s purchase from an Exchangeable Shareholder of all or any part of the Exchangeable Shares held by such Exchangeable Shareholder in exchange for the Exchangeable Share Consideration, all in accordance with the provisions of this Agreement.

“Exchange Event” has the meaning ascribed thereto in Section 2.7(1).

“Exchange Event Effective Date” has the meaning ascribed thereto in Section 2.7(2).

“Exchangeable Share Consideration” means, upon each exchange of one (1) Exchangeable Share pursuant to this Agreement, one (1) Parent Share, subject to the terms and provisions of this Agreement.

“Exchangeable Shareholders” means initially those Persons identified on Schedule A hereto, and after the date hereof, those Persons shown from time to time in the register maintained by or on behalf of Exchangeco in respect of the Exchangeable Shares as holders of Exchangeable Shares.

“Exchangeable Shareholders’ Put Right” has the meaning ascribed thereto in Section 2.1.

“Exchangeable Shares” has the meaning ascribed thereto in the Recitals.

“Exchangeco” has the meaning ascribed thereto in the Recitals.

“Insolvency Event” means the institution by Exchangeco of any proceeding to be adjudicated a bankrupt or insolvent or to be liquidated, dissolved or wound-up, or the consent of Exchangeco to the institution of bankruptcy, insolvency, liquidation, dissolution or winding up proceedings against it, or the filing of a petition, answer or consent seeking liquidation, dissolution or winding up under any bankruptcy, insolvency or analogous laws in any jurisdiction, and the failure by Exchangeco to contest in good faith any such proceedings instituted by any Person other than Exchangeco commenced in respect of Exchangeco within thirty (30) days of becoming aware thereof, or the consent by Exchangeco to the filing of any such petition or to the appointment of a receiver, or the making by Exchangeco of a general assignment for the benefit of creditors, or the admission in writing by Exchangeco of its inability to pay its debts generally as they become due, or Exchangeco not being permitted, pursuant to solvency requirements of applicable law.

“Merger Agreement” has the meaning ascribed thereto in the Recitals.

“Notice of Exercise” has the meaning ascribed thereto in Section 2.3(2).

“Officer’s Certificate” means, with respect to Parent, Exchangeco or any Affiliate thereof, as the case may be, a certificate signed by any authorized officer or director of Parent, Exchangeco or any Affiliate thereof, as the case may be.

“Parent” has the meaning ascribed thereto in the Recitals.

“Parent Shares” means the common shares of Parent.

“Party” means a party to this Agreement and any reference to a Party includes its successors and permitted assigns; and “Parties” means every Party.

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1.3.

Headings; Article and Section References. The division of this Agreement into Articles, Sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. Unless otherwise indicated, all references to an “Article” or “Section” followed by a number and/or a letter refer to the specified Article or Section of this Agreement. The terms “this Agreement”, “hereof”, “herein” and “hereunder” and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.4.	Number and Gender. Unless the context requires otherwise, words importing the singular shall include the plural and vice versa and words importing gender shall include all genders.

1.5.	Business Days. If any date on which any action is required to be taken under this Agreement is not a Business Day, then such action shall be required to be taken on the next succeeding Business Day.

1.6.	Payments. All payments to be made hereunder will be made without interest and less any amounts on account of tax properly withheld in accordance with applicable law.

ARTICLE 2
EXCHANGE RIGHT

2.1.

Grant of Put Right. Parent hereby grants to each of the Exchangeable Shareholders the right, exercisable at any time and from time to time, to require Parent (on behalf of Exchangeco) to purchase from such Exchangeable Shareholder all or any part of such Exchangeable Shares (“Eligible Shares”) held by such Exchangeable Shareholder, all in accordance with the provisions of this Agreement (the “Exchangeable Shareholders’ Put Right”).

2.2.	Purchase Price.

(1)

The purchase price payable by Parent for each Exchangeable Share to be purchased by Parent upon the exercise of the Exchangeable Shareholders’ Put Right shall be an amount per Exchangeable Share equal to their applicable Exchangeable Share Consideration.

(2)

In connection with each exercise by an Exchangeable Shareholder of the Exchangeable Shareholders’ Put Right, Parent will provide to the Exchangeable Shareholder exercising such rights an Officer’s Certificate setting forth the calculation of the Exchangeable Share Consideration.

(3)

Payment of the Exchangeable Share Consideration in respect of each Exchangeable Share so purchased shall be satisfied by Parent by issuing to each holder of such Exchangeable Share the number of Parent Shares for which such Exchangeable Share is exchangeable (which shares shall be fully paid and shall be free and clear of any lien, claims or encumbrance).

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2.3.	Exercise Instructions.

(1)

Subject to the terms and conditions herein, an Exchangeable Shareholder shall be entitled at any time and from time to time, to exercise the Exchangeable Shareholders’ Put Right with respect to all or any part of the Eligible Shares registered in the name of such Exchangeable Shareholder on the books of Exchangeco.

(2)

To exercise the Exchangeable Shareholders’ Put Right, the Exchangeable Shareholder shall deliver to Exchangeco (with a copy to Parent), in person or by certified or registered mail, at its principal executive office or at such other place in North America as Parent may from time to time designate by written notice to the Exchangeable Shareholders, either (x) the certificates representing the Eligible Shares (if such shares are certificated) which such Exchangeable Shareholder desires Parent to cause Exchangeco to redeem (or, if applicable, a lost stock certificate affidavit in a form reasonably satisfactory to Exchangeco), duly endorsed in blank, and accompanied by stock transfer powers and such other documents and instruments as may reasonably be required to effect a transfer of Exchangeable Shares under applicable, or (y) a duly executed share transfer assignment (covering all Eligible Shares that are not certificated), together, in either case, with (a) a duly completed notice of exercise (the “Notice of Exercise”) of the Exchangeable Shareholders’ Put Right, in the form attached hereto as Schedule B, stating: (i) that the Exchangeable Shareholder thereby exercises the Exchangeable Shareholders’ Put Right, as applicable, so as to require Parent to purchase from such Exchangeable Shareholder the number of Exchangeable Shares specified therein; (ii) the date on which the Exchangeable Shareholder intends for its Exchangeable Shareholders’ Put Right to be completed, not more than three (3) Business Days after delivery of such Exchange Notice (unless and to the extent that Parent in its sole discretion agrees in writing to waive such time periods); (iii) that such Exchangeable Shareholder has good title to and owns all such Exchangeable Shares to be acquired by Parent free and clear of all liens, claims and encumbrances; (iv) the name(s) in which the certificates representing Parent Shares issuable in connection with the exercise of the Exchangeable Shareholders’ Put Right are to be issued (or if not certificated, the name(s) in which such Parent Shares will be registered in book entry with Parent’s stock transfer agency); (v) the name(s) and address(es) of the persons to whom such certificates (or book entry registration) representing Parent Shares should be delivered; and (vi) that it will provide Parent or any of its Affiliates with such representations or certificates as are reasonably requested by Parent or any of its Affiliates in order to comply with the applicable US, Canadian, provincial and state securities legislation, and (b) payment (or evidence of payment satisfactory to Parent) of the taxes, if any, payable.

(3)

If only a part of the Exchangeable Shares represented by any certificate or certificates delivered to Parent are to be purchased by Parent or an Affiliate of Parent under the Exchangeable Shareholders’ Put Right, then a new certificate for the balance of such Exchangeable Shares shall be issued to such Exchangeable Shareholder by Exchangeco.

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2.4.

Delivery of Parent Shares; Effect of Exercise. Promptly after receipt of the certificates representing the Exchangeable Shares which the Exchangeable Shareholder desires Parent to purchase pursuant to the Exchangeable Shareholders’ Put Right (or a lost stock certificate affidavit in a form reasonably satisfactory to Exchangeco), or share assignment form if applicable, together with such documents and instruments of transfer and a duly completed form of Notice of Exercise of the Exchangeable Shareholders’ Put Right, Parent shall deliver or cause to be delivered to the holder of such Exchangeable Shares (or to such other Persons, if any, properly designated by such Exchangeable Shareholder), the Exchangeable Share Consideration deliverable in connection with the exercise of the Exchangeable Shareholders’ Put Right. At the close of business on the second Business Day after the receipt by Parent of the Notice of Exercise in respect of the Exchangeable Shareholders’ Put Right as provided in this Section 2.4, the closing of the transaction of purchase and sale contemplated hereby shall be deemed to have occurred, and the holder of such Exchangeable Shares shall be deemed to have transferred to Exchangeco for redemption and at the direction of Parent, all of such holder’s right, title and interest in and to such Exchangeable Shares, and the Exchangeable Shareholders’ Put Right and the Automatic Exchange Rights attaching thereto shall be extinguished, and the Exchangeable Shareholder shall cease to be a holder of such Exchangeable Shares, and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive its total Exchangeable Share Consideration therefor, unless such Exchangeable Share Consideration is not delivered by Parent to such Exchangeable Shareholder (or to such other Persons, if any, properly designated by such Exchangeable Shareholder), within five (5) Business Days of the date of the Notice of Exercise, in which case the rights of the Exchangeable Shareholder shall remain unaffected until such Exchangeable Share Consideration is so delivered. Concurrently with such Exchangeable Shareholder ceasing to be a holder of Exchangeable Shares, such Exchangeable Shareholder shall be considered and deemed for all purposes to be the holder of the Parent Shares delivered to such Exchangeable Shareholder pursuant to the Exchangeable Shareholders’ Put Right.

2.5.

Notice of Insolvency Event. As soon as practicable but in no event later than five (5) Business Days following the occurrence of an Insolvency Event or any event which with the giving of notice or the passage of time or both would be an Insolvency Event, each of Parent and Exchangeco shall give written notice thereof to each Exchangeable Shareholder, which notice shall contain a brief statement of the right of the Exchangeable Shareholders with respect to the Exchangeable Shareholders’ Put Right.

2.6.	Grant of Automatic Exchange Rights. Parent hereby grants the Automatic Exchange Rights to the Exchangeable Shareholders.

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2.7.	Automatic Exchange.

	(1)	Parent will give each Exchangeable Shareholder written notice of each of the following events (each an “Exchange Event”) at the time set forth below:

(a)

in the event of any determination by the board of directors of Parent or Exchangeco to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Parent or Exchangeco or to effect any other distribution of assets of Parent or Exchangeco among its stockholders for the purpose of winding up its affairs, at least thirty (30) days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

(b)	as soon as practicable but in no event later than five (5) Business Days following the earlier of:

(i)	receipt by Parent or Exchangeco of notice of; and

(ii)	Parent’s or Exchangeco’s otherwise becoming aware of,

any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Parent or Exchangeco or to effect any other distribution of assets of Parent or Exchangeco among its stockholders for the purpose of winding up its affairs, in each case where Parent or Exchangeco (as applicable) has failed to contest in good faith any such proceeding commenced in respect of such Person within thirty (30) days of becoming aware thereof; and

(c)	as soon as practicable but in no event later than five (5) Business Days following a Control Transaction.

Such notice shall include a brief description of the automatic exchange of Exchangeable Shares for Parent Shares provided for in Section 2.7(2).

(2)

In order that the Exchangeable Shareholders will be able to participate on a pro rata basis with the holders of Parent Shares in the distribution of assets of Parent in connection with an Exchange Event, immediately prior to the effective date of an Exchange Event (the “Exchange Event Effective Date”), each of the then outstanding Exchangeable Shares shall be automatically exchanged for Parent Shares. To effect such automatic exchange, the Exchangeable Shareholders shall be deemed to have surrendered their respective outstanding Exchangeable Shares to Exchangeco on the Exchange Event Effective Date, for an amount per share payable on Exchangeco’s behalf by Parent equal to their applicable Exchangeable Share Consideration. In connection with the Automatic Exchange Rights, Parent will provide to the Exchangeable Shareholders an Officer’s Certificate setting forth the calculation of the Exchangeable Share Consideration. The purchase price for each Exchangeable Share so purchased may only be satisfied by Parent delivering or causing to be delivered to an Exchangeable Shareholder such number of Parent Shares determined in the manner set out in Section 2.2(3) (as if such Section were in respect of the Automatic Exchange Rights) in satisfaction of the Exchangeable Share Consideration.

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(3)

On the Exchange Event Effective Date, the closing of the transaction of purchase and sale of Exchangeable Shares contemplated under Section 2.7(2) shall be deemed to have occurred, and each Exchangeable Shareholder shall be deemed to have transferred to Exchangeco for redemption all of such Exchangeable Shareholder’s right, title and interest in and to such Exchangeable Shares and the Exchangeable Shareholders’ Put Right and the Automatic Exchange Rights attaching thereto, except that each Exchangeable Shareholder shall have the right to receive such holder’s proportionate part of the total Exchangeable Share Consideration payable to such Exchangeable Shareholder by Parent upon presentation and surrender by such Exchangeable Shareholder of Exchangeable Share certificates (or a lost stock certificate affidavit in a form reasonably satisfactory to Parent), duly endorsed in blank and accompanied by such instruments of transfer as Parent may reasonably require (or duly executed share assignments in the case of Eligible Shares that are not certificated). Concurrently with each such Exchangeable Shareholder ceasing to be a Exchangeable Shareholder, such Exchangeable Shareholder shall be considered and deemed for all purposes to be the holder of the Parent Shares issued to it as the Exchangeable Share Consideration pursuant to the automatic exchange of Exchangeable Shares set forth in Section 2.7(2), and Parent shall promptly deliver or cause to be delivered to each such Exchangeable Shareholder certificates representing (or written evidence of book entry registry denoting) the Parent Shares issued to the Exchangeable Shareholder by Parent pursuant to such automatic exchange.

2.8.	Parent Shares; Exchange Limitations; Dividends and Reorganizations.

(1)

Parent shall at all times when the Exchangeable Shares shall be outstanding, reserve and keep available out of its authorized but unissued share capital, for the purpose of effecting the purchase or exchange of Exchangeable Shares as set forth in this Agreement, such number of its duly authorized Parent Shares as shall from time to time be sufficient to effect the purchase or exchange of all outstanding Exchangeable Shares pursuant to the terms of this Agreement; and if at any time the number of authorized but unissued Parent Shares shall not be sufficient to effect the purchase or exchange of all then outstanding Exchangeable Shares pursuant to the terms of this Agreement, Parent shall take such corporate action as may be necessary to increase its authorized but unissued Parent Shares to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to Parent’s articles, as amended.

(2)

Parent hereby represents, warrants and covenants that all Parent Shares issuable as required under this Agreement have been duly authorized and reserved for issuance, and when issued, will be validly issued as fully paid and non-assessable shares in the capital of Parent and shall be free and clear of any lien, claim or encumbrance other than restrictions on transfer under applicable securities laws and pursuant to any agreements entered into by the Exchangeable Shareholder by which the Parent Shares are subject.

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(3)

Without duplication of any adjustment pursuant to the terms of the Exchangeable Shares, if the Parent shall at any time or from time to time after the date hereof and before exchange of all Exchangeable Shares effect a subdivision of the outstanding Parent Shares, then the rate at which the Exchangeable Share Consideration shall be issuable with respect to Exchangeable Shares outstanding immediately before that subdivision shall be proportionately increased so that the number of shares of Parent Stock issuable on exchange of each Exchangeable Share exchanged thereafter shall be increased in proportion to such subdivision in the aggregate number of shares of Parent Stock outstanding. If the Corporation shall at any time or from time to time after the date hereof and before exchange of all Exchangeable Shares combine the outstanding shares of Parent Stock, then the rate at which the Exchangeable Share Consideration shall be issuable with respect to Exchangeable Shares outstanding immediately before that subdivision shall be proportionately decreased so that the number of shares of Parent Stock issuable on exchange of each Exchangeable Share exchanged thereafter shall be decreased in proportion to such combination in the aggregate number of shares of Parent Stock outstanding. Any adjustment under this provision shall become effective at the close of business on the date the Parent Share subdivision or combination becomes effective. If at any time or from time to time after the date hereof and before exchange of all Exchangeable Shares there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Parent in which the Parent Stock is converted into or exchanged for securities, cash or other property (other than an Exchange Event) then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each Exchangeable Share thereafter presented for exchange hereunder shall thereafter be convertible in lieu of the Parent Stock into which it was exchangeable prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Parent Stock issuable upon exchange of one Exchangeable Share immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Parent) shall be made in the application of the provisions in this section with respect to the rights and interests thereafter of the holders of the Exchangeable Stock, to the end that the provisions set forth in this section shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the exchange of the Exchangeable Shares.

2.9.

Restricted Securities; Legends. The Exchangeable Shareholders acknowledge and agree that neither the Exchangeable Shares nor the Parent Shares issuable in exchange therefor have been registered under the US Securities Act of 1933 or under any U.S. state securities laws, and therefore, will be “restricted securities” within the meaning of Rule 144(a)(3) of the US Securities Act of 1933 and may not be offered or sold in the United States or to a U.S. Person except pursuant to a registration statement under the US Securities Act of 1933 or an exemption therefrom. In connection with any transfer of the Parent Shares in the United States other than (i) pursuant to an effective registration statement or (ii) pursuant to Rule 144 (provided that the holder provides Parent with reasonable assurances (in the form of seller and, if applicable, broker representation letters) that the securities may be sold pursuant to such rule) or any other available exemption under the Securities Act, Parent may require the transferor thereof to provide to Parent an opinion of counsel selected by the transferor and reasonably acceptable to Parent, the form and substance of which opinion shall be reasonably satisfactory to Parent, to the effect that such transfer does not require registration of such transferred Buyer Shares and/or Parent Shares under the Securities Act. All certificates evidencing the Buyer Shares and/or Parent Shares shall bear the following legends until the restrictions to which they relate have lapsed

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THESE COMMON SHARES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE COMMON SHARES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATIONSTATEMENT UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO ISSUER AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR OTHER AVAILABLE EXEMPTION UNDER THE SECURITIES ACT OR SOLD THROUGH THE NEO EXCHANGE.

2.10.

Restrictions on Transfer Prior to Exchange. Representative and each Exchangeable Shareholder hereby undertakes and agrees not to Transfer (as defined below) any Exchangeable Share until such Exchangeable Share has been exchanged for TPCO Shares pursuant to this Agreement, other than to a Permitted Transferee (as defined below), provided that Exchangeco is given prior written notice of such Transfer to a Permitted Transferee and provided that such Transfer shall not be effective unless and until the Permitted Transferee signs a written joinder agreeing to hold the transferred Exchangeable Shares subject to this Agreement. For purposes hereof, “Permitted Transferee” means, with respect to a holder of Exchangeable Shares that is an entity, (i) any entity fifty-one percent (51%) or more owned and controlled by such holder or an Affiliate of such holder, or (ii) with respect to a holder who is a natural person, (A) such holder’s spouse, issue (whether natural or adopted), sibling or parent (collectively, “Family”), (B) a trust substantially for the benefit of such holder and/or one or more members of such holder’s Family or (C) one or more beneficiaries of any trust that is or was a holder; and “Transfer” means the direct or indirect offer, sale, lease, donation, assignment (as collateral or otherwise), mortgage, pledge, grant of security interest, grant, hypothecation, encumbrance, gift, bequest, transfer or disposition of any interest (legal or beneficial) in any membership interest or other security (including the Transfer of any Person that owns such security or transfer by reorganization, merger, sale of substantially all of the assets or by operation of law).

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ARTICLE 3
SHAREHOLDER PROTECTIVE RIGHTS

3.1.

Parent Shareholder Rights. Each Exchangeable Shareholder acknowledges and agrees that unless and until its Exchangeable Shares are exchanged for Parent Shares pursuant to this Agreement, it has no rights to vote at any meetings of shareholders of Parent at which holders of Parent Shares are entitled to vote or with respect to any written consents sought by Parent from its shareholders including the holders of Parent Shares, including those matters which, under applicable law, require the holders of Parent Shares to vote on and/or approve as a separate class; provided that this Section 3.1 shall not in any way limit or restrict the rights of such Exchangeable Shareholder in its capacity as a holder of Parent Shares.

3.2.	Parent Shareholder Information.

(1)

Parent, its Affiliates or its representatives shall promptly communicate (in the same manner as Parent utilizes in communications to holders of Parent Shares subject to applicable regulatory requirements) to each of the Exchangeable Shareholders copies of all mailings and communications that it sends to holders of Parent Shares, such mailing or communication to commence on the same day as the mailing or notice (or other communication) with respect thereto is commenced by Parent to the holders of Parent Shares.

(2)

Any written materials distributed by Parent pursuant to this Section 3.2 shall be sent, in the same manner as Parent utilizes in communications to holders of Parent Shares subject to applicable regulatory requirements, to each Exchangeable Shareholder at its address as shown on the books of Exchangeco, such mailing or communication to commence on the same day as the mailing or notice (or other communication) with respect thereto is commenced by Parent to the holders of Parent Shares.

ARTICLE 4
GENERAL

4.1.

Term. This Agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares, including pursuant to the Merger Agreement) are held by any Person other than Parent or any of its Affiliates.

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4.2.

Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby and this Agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

4.3.

Amendments, Modifications. This Agreement may not be amended or modified except by an agreement in writing executed by Parent, Exchangeco and Equityholders’ Representative (or in the alternative, by the holders of a majority of the Exchangeable Shares then outstanding). At all times upon the occurrence of any event as a result of which either the Parent Shares or the Exchangeable Shares or both are in any way to be changed, this Agreement shall prior to or simultaneously with the change be amended and modified as necessary in order that it will apply with full force and effect, mutatis mutandis, to all new securities into which Parent Shares or Exchangeable Shares or both are so to be changed, and provided that such amendments and modifications do not adversely affect any economic or other attributes of the Exchangeable Shares.

4.4.

Delivery. For purposes of this Agreement, upon any sale of Exchangeable Shares to Parent pursuant to the Exchangeable Shareholders’ Put Right, the share certificate or certificates (or book entry registration) representing Parent Shares to be delivered in connection with the payment of the total purchase price therefor shall be issued (or recorded, as applicable) in the name of the Exchangeable Shareholder or in such names as such Exchangeable Shareholder may otherwise direct in writing, without charge to the Exchangeable Shareholder.

4.5.	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, representatives, successors and permitted assigns.

4.6.

Notices to Parties. Any notice, request or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given if delivered pursuant to the provisions of Section 7.02 of the Merger Agreement. Any party hereto may by notice so given change its address for future notice hereunder.

4.7.

Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument. The transmission by facsimile or pdf of a copy of the execution page hereof reflecting the execution of this Agreement by any Party shall be effective to evidence that Party’s intention to be bound by this Agreement and that Party’s agreement to the terms, provisions and conditions hereof, all without the necessity of having to produce an original copy of such execution page.

4.8.

Governing Law. Section 7.07 and Section 7.08 of the Merger Agreement regarding governing law, jurisdiction, and dispute resolution shall apply to this Agreement, mutatis mutandis. THE PARTIES EXPRESSLY WAIVE ANY RIGHT THEY MAY HAVE TO A JURY TRIAL TO THE EXTENT PERMITTED UNDER APPLICABLE LAW.

4.9.

Undertaking of Parent. Parent hereby acknowledges the provisions of this Agreement and, indirectly through its control of other entities (including Exchangeco), undertakes to: (i) maintain the solvency of Exchangeco while any Exchangeable Shares are held by Exchangeable Shareholders, and (ii) cause Exchangeco to take all actions necessary in order for it to comply with its obligations hereunder and under the Exchangeable Share Provisions.

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4.10.

No Duplication. Notwithstanding any provisions in this Agreement and Exchangeco’s certificate of incorporation, as amended, to the contrary, no Exchangeable Shareholder shall receive duplicate rights and privileges upon the occurrence of the same event. This prohibition on duplication applies with respect to all dividends, distributions, rights offerings, stock splits, consolidations, recapitalization, reorganizations and any other right or privilege applicable to them.

4.11.	Breach. A breach by Exchangeco of any of its obligations under this Agreement will not impact the rights and obligations of the other Parties to this Agreement.

4.12.

Third Party Beneficiaries. Each Exchangeable Shareholder shall be an express third party beneficiary of this Agreement, and the Equityholders’ Representative shall have full power to enforce this Agreement on behalf of each such Exchangeable Shareholder.

[Signature Pages Follow]

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IN WITNESS WHEREOF the Parties have caused this Agreement to be duly executed as of the date first above written.

PARENT:

TPCO Holding Corp.

By:	/s/ Troy Datcher
Name: Troy Datcher
Title: Chief Executive Officer

EXCHANGECO:

Coast L Acquisition Corp.

By:	/s/ Troy Datcher
Name: Troy Datcher
Title: President and Chief Executive Officer

/s/ Julian Michalowski
Julian Michalowski, in his capacity as the Equityholders’ Representative

[Signature Page to Exchange Rights Agreement]

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SCHEDULE A

EXCHANGEABLE SHAREHOLDERS

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SCHEDULE B

NOTICE OF EXERCISE

To:	TPCO Holding Corp. (“Parent”)

And To:	Coastal L Acquisition Corp. (“Exchangeco”)

Re:	Exchangeable Shares of Exchangeco

THE UNDERSIGNED holder of Exchangeable Shares in the capital of Exchangeco (the “Exchangeable Shares”) hereby exercises the Exchangeable Shareholders’ Put Right so as to require Parent to purchase [Fill in Number] Exchangeable Shares (the “Exchanged Shares”) registered in the name of the undersigned, subject to the rights, privileges, restrictions and conditions attached to the Exchangeable Shares, and hereby sells, transfers and assigns the Exchanged Shares to Parent. The undersigned hereby acknowledges that a failure to present and surrender to Parent the certificate or certificates representing the Exchanged Shares if applicable (or, if applicable, a lost stock certificate affidavit in a form reasonably satisfactory to Parent with respect thereto) shall invalidate this notice of exercise.

THE UNDERSIGNED hereby represents and warrants that the undersigned:

(a)	has good title to and owns all of the Exchanged Shares free and clear of all liens, claims and encumbrances; and

(b)	shall, if requested, provide Parent, and/or Exchangeco with such representations or certificates as are reasonably requested by Parent in order to comply with applicable securities legislation.

DATED this day of , 20 .

(signed by holder of Exchanged Shares)
(print name of holder)

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(print the name and address in which the certificate (or book entry registration) representing Parent Shares is to be registered)	(print the name and address in which the Exchangeable Shares not forming part of the Exchanged Shares, if any, are to be registered)

(print the address at which the certificate (or book entry registration) representing Parent Shares is to be delivered or registered - if left blank, any certificate shall be held for pick-up by the holder at the principal executive office of Exchangeco)

(print the address at which the Exchangeable Shares not forming part of the Exchanged Shares, if any, are to be registered - if left blank, any certificate shall be held for pick-up by the Exchangeable Shareholder of the principal executive office of Exchangeco)

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